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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 No.'s 333-171595, 333-161396, 333-135239, 333-134379, 333-133470, 333-130848, 333-130846, 33-60173 and 333-70408) pertaining to the SkyWest, Inc. 2011 Long-term Incentive Plan. SkyWest, Inc. 2010 Employee Stock Purchase Plan, Atlantic Southeast Airlines, Inc. Investment Savings Plan, SkyWest, Inc. 2006 Long Term Incentive Plan, 2004 Restatement of the SkyWest, Inc. Employees' Retirement Plan, SkyWest, Inc. 2006 Employee Stock Purchase Plan, SkyWest, Inc. 1995 Employee Stock Purchase Plan, SkyWest, Inc. 2001 Allshare Incentive Stock Option Plan and SkyWest, Inc. Executive Stock Incentive Plan, respectively, of SkyWest, Inc. and subsidiaries, of our reports dated February 24, 2012, with respect to the consolidated financial statements and schedule of SkyWest, Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of SkyWest, Inc. and subsidiaries, included in this Annual Report (Form10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Salt Lake City, Utah
February 24, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm